UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2020

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1610 East Saint Andrew Place, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	CLCT	Nasdaq Global Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2020, Collectors Universe, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with, among others, Alta Fox Capital Management LLC (collectively, “Alta Fox”). Among other things, the Agreement provides that:

●	The Company appointed Lorraine G. Bardeen to the Company’s board of directors (the “Board”) to serve as a director with a term expiring at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) (including any person appointed to replace Ms. Bardeen, the “New Designee”). Alta Fox has certain rights to appoint a replacement director if the New Designee ceases to serve on the Board during the Restricted Period (as defined below).
●	The New Designee will be nominated as one of the directors to stand for election at the 2020 Annual Meeting.
●	During the Restricted Period, Alta Fox will vote its shares of the Company’s common stock that it beneficially owns in a manner consistent with the recommendation of the Board, subject to certain exceptions specified in the Agreement.
●	Beginning with the closing of the polls at the 2020 Annual Meeting and continuing through the remainder of the Restricted Period, the Company has agreed the Board will be comprised of no more than eight directors.
●	Alta Fox will abide by certain customary standstill provisions lasting from the date of the Agreement until 11:59 p.m., Pacific time, on the day that is 30 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for Company’s 2021 annual meeting of stockholders (such period, the “Restricted Period”). The standstill provisions provide, among other things, that Alta Fox and the other Restricted Persons (as defined in the Agreement) cannot:

○	solicit proxies regarding any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors;
○	enter into a voting agreement or any “group” with stockholders of the Company, other than with other Restricted Persons;
○	seek representation on the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders;
○	engage in any short sale or other derivative transaction in relation to the Company, or sell any voting rights decoupled from the underlying Voting Securities (as defined in the Agreement) held by the Restricted Persons;
○	acquire any securities of the Company or rights that would result in the Restricted Persons beneficially owning more than 9.9 percent of the then-outstanding Voting Securities; or
○	other than through certain open market transactions and public offerings, sell securities of the Company to any person that is not a party to the Agreement that, to Alta Fox’s knowledge, would result in such party having any beneficial or other ownership interest of more than 4.9 percent of the then-outstanding Voting Securities (subject to limited exceptions as provided in the Agreement).

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On September 27, 2020, Deborah A. Farrington and Joseph R. Martin informed the Board that they will not stand for re-election to the Board at the 2020 Annual Meeting.

(d) Election of Directors

On September 28, 2020, the Board also increased the size of the Board from eight to ten members. In connection with the Agreement on September 28, 2020, the Board appointed Ms. Bardeen to fill one of the resulting vacancies and to serve as a member of the Board. The Board also appointed Jennifer H. Leuer to fill the other vacancy and to serve as a member of the Board.

Initially Ms. Bardeen will serve on the Nominating and Governance Committee of the Board. The committee assignments for Ms. Leuer have not yet been determined.

As non-management directors, Ms. Bardeen and Ms. Leuer will receive compensation in the same manner as the Company’s other non-management directors, which compensation the Company disclosed in its definitive proxy statement for its 2019 annual meeting of stockholders filed with the Securities and Exchange Commission on October 24, 2019. Upon joining the Board, each of the new directors received a grant of Company common stock equal in value to $45,000, with the exact number of shares based on the closing price of the Company’s common stock on September 28, 2020.

The Company expects that Ms. Bardeen and Ms. Leuer will each enter into standard director and officer indemnification agreements that the Company has with its directors and officers. A copy of the Company’s form of director and officer indemnification agreement was filed as Exhibit 10.7 to the Company’s Form S-1 filed on September 2, 1999.

Other than as described in Item 1.01, there are no arrangements or understandings between Ms. Bardeen or Ms. Leuer and any other persons pursuant to which Ms. Bardeen or Ms. Leuer were selected as directors. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Ms. Bardeen and Ms. Leuer on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2020, the Board amended and restated the Company’s bylaws (as amended and restated, the “Bylaws”) to:

●	adjust the period during which a stockholder’s notice of nomination or other business to be considered at an annual meeting of stockholders must be delivered to the Company for an annual meeting to 90 to 120 calendar days before the anniversary of the prior year’s annual meeting; and
●	make certain other non-substantive technical edits and updates.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 and is incorporated by reference.

Item 8.01	Other Events.

On September 29, 2020, the Company issued a press release announcing the Agreement and the appointment of Ms. Bardeen and Ms. Leuer as directors. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of Collectors Universe, Inc.
10.1	Letter agreement, dated as of September 28, 2020, among Collectors Universe, Inc., Alta Fox Capital Management LLC and certain other parties.
99.1	Press Release, dated September 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace Senior Vice President and Chief Financial Officer

Date: September 29, 2020